UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☒   Definitive Additional Materials

☐    Soliciting Material Pursuant to § 240.14a-12

Chubb Limited

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Step 1: Go to www.envisionreports.com/CB. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. www.envisionreports.com/CB Online Go to www.envisionreports.com/CB or scan the QR code — login details are located in the shaded bar below. The Sample Company Shareholder Meeting Notice 03YFVD + + Important Notice Regarding the Availability of Proxy Materials for the Chubb Limited Annual General Meeting of Shareholders to be Held on May 16, 2024 Under U.S. Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual general meeting of shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual general meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before 10 days before the meeting to facilitate timely delivery. 2NOT Easy Online Access — View your proxy materials and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Votes submitted electronically must be received by 12:00 p.m. Eastern Time (6:00 p.m. Central European Time) on May 15, 2024 Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares.

Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.envisionreports.com/CB. Click Cast Your Vote or Request Materials. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials Chubb Limited” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by 10 days before the meeting. Chubb Limited’s Annual General Meeting will be held on May 16, 2024 at the Company’s offices at Bärengasse 32, CH-8001 Zurich, Switzerland, at 2:45 p.m. Central European Time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors of the Company recommends that you vote your shares “FOR” each of the Agenda Items 1 – 14 (including each subpart thereof): 1. Approval of the management report, standalone financial statements and consolidated financial statements of Chubb Limited for the year ended December 31, 2023 2. Allocation of disposable profit and distribution of a dividend from reserves 2.1 Allocation of disposable profit 2.2 Distribution of a dividend out of legal reserves (by way of release and allocation to a dividend reserve) 3. Discharge of the Board of Directors 4. Election of Auditors 4.1 Election of PricewaterhouseCoopers AG (Zurich) as our statutory auditor 4.2 Ratification of appointment of PricewaterhouseCoopers LLP (United States) as independent registered public accounting firm for purposes of U.S. securities law reporting 4.3 Election of BDO AG (Zurich) as special audit firm 5. Election of the Board of Directors 6. Election of the Chairman of the Board of Directors 7. Election of the Compensation Committee of the Board of Directors 8. Election of Homburger AG as independent proxy 9. Cancellation of repurchased shares 10. Approval of a capital band for authorized share capital increases and reductions 11. Approval of the amended and restated Chubb Limited Employee Stock Purchase Plan 12. Approval of the compensation of the Board of Directors and Executive Management under Swiss law requirements 12.1 Maximum compensation of the Board of Directors until the next annual general meeting 12.2 Maximum compensation of Executive Management for the 2025 calendar year 12.3 Advisory vote to approve the Swiss compensation report 13. Advisory vote to approve executive compensation under U.S. securities law requirements 14. Approval of the Sustainability Report of Chubb Limited for the year ended December 31, 2023 The Board of Directors of the Company recommends that you vote your shares “AGAINST” each of the Agenda Items 15 - 16: 15. Shareholder proposal on Scope 3 greenhouse gas emissions reporting, if properly presented 16. Shareholder proposal on pay gap reporting, if properly presented PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, you must obtain an admissions ticket as indicated in the proxy materials. You may also contact Investor Relations at +1 (212) 827-4445 for directions and information regarding admission to the meeting. Shareholder Meeting Notice